EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

                          Subsidiaries of Registrant




     Registrant                       Subsidiary                State of Incorporation
---------------------   ------------------------------------    ----------------------
CBCT Bancshares, Inc.   Community Bank of Central Texas, ssb             Texas